Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166715) and Form S-1 (No. 333-169471) of Spansion Inc. of our reports dated February 22, 2011 relating to the financial statements of the Predecessor Company and the financial statements of the Successor Company and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 22, 2011